Name                                       Dated           Amount         Maturity Date     Deb. No.
---------------------------------------    ------------    ----------     ---------------   ---------------
Atlantis Capital fund, Ltd.                Mar.  , 1998    $    26,000    Mar. 16, 2000     MARCH-1998-104A
Canadian Advantage Limited Partnership *   Mar.  , 1998    $   124,200    Mar. 16, 2000     MARCH-1998-103A
Dominion Capital Fund Ltd.                 Mar.  , 1998    $   315,400    Mar. 16, 2000     MARCH-1998-102A
Sovereign Partners LP.                     Mar.  , 1998    $   534,400    Mar. 16, 2000     MARCH-1998-101A

Atlantis Capital fund, Ltd.                Aug.  , 1998    $   191,642    Aug. 31, 2000     AUG-1998-104
Canadian Advantage Limited Partnership     Aug.  , 1998    $   421,613    Aug. 31, 2000     AUG-1998-103
Dominion Capital Fund Ltd.                 Aug.  , 1998    $ 1,226,512    Aug. 31, 2000     AUG-1998-102
Dominion Capital Fund Ltd.                 Aug.  , 1998    $ 1,155,500    Aug. 31, 2000     AUG-1998-106
Sovereign Partners LP.                     Aug.  , 1998    $ 1,993,082    Aug. 31, 2000     AUG-1998-101
Sovereign Partners LP.                     Aug.  , 1998    $ 1,155,500    Aug. 31, 2000     AUG-1998-105

*    This document has been filed.

                                FORM OF DEBENTURE


THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS OF TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SUCH LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING MATERIALS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

CONVERTIBLE DEBENTURE DUE                                  August 31 , 1998
                                                           August 31 , 2000
$1,993,082
Number            AUG-1998-101

                    FOR VALUE RECEIVED, SWISSRAY INTERNATIONAL, INC., a New York corporation (the "Company"), hereby promises to pay Canadian Advantage Limited Partnership or registered assigns (the "Holder") on September 2000, (the "Maturity Date"), the principal amount of One Million Nine HUNDRED NINETY-three THOUSAND Eighty-two Dollars ($1,993,082) U.S., and to pay interest on the principal amount hereof, in such amounts, at such times and on such terms and conditions as are specified herein.

Article 1. Interest

         The Company shall pay interest on the unpaid principal amount of this Debenture (the "Debenture") at the rate of Five Percent (5.0%) per year, payable at the time of each conversion until the principal amount hereof is paid in full or has been converted. Interest shall be computed on the basis of a 360 day year of 12, 30 day months. Each payment shall be paid in cash or in freely trading Common Stock of the Company, at the Company's option. If paid in Common Stock, the number of shares of the Company's Common Stock to be received shall be determined by dividing the dollar amount of the interest by the then applicable Market Price as of the interest payment date. "Market Price" shall mean (a) the lesser of 82% of the average of the 10 day closing bid prices, as reported by Bloomberg, LP for the ten (10) consecutive trading days immediately preceding the date of conversion or (b) $1.00. If the interest is to be paid in cash, the Company shall make such payment within 5 business days of the date of conversion. If the interest is to be paid in Common Stock, said Common Stock shall be delivered to the Holder, or per Holder's instructions, within 5 business days of the date of conversion. The Debentures are subject to automatic conversion at the end of two years from the date of issuance at which time all Debentures outstanding will be automatically converted based upon the formula set forth in Section 3.2. The closing shall be deemed to have occurred on the date the funds are received by the Company or its Counsel (the "Closing Date").

Article 2. Method of Payment

         This Debenture must be surrendered to the Company in order for the Holder to receive payment of the principal amount hereof. The Company shall have the option of paying the interest on this Debenture in United States dollars or in common stock upon conversion pursuant to Article 1 hereof. The Company may draw a check for the payment of interest to the order of the Holder of this Debenture and mail it to the Holder's address as shown on the Register (as defined in Section 7.2 below). Interest and principal payments shall be subject to withholding under applicable United States Federal Internal Revenue Service Regulations.

Article 3.  Conversion

         Section 3.1.  Conversion Privilege

         (a) The Holder of this Debenture shall have the right, at its option, to convert it into shares of common stock, par value $0.01 per share, of the Company ("Common Stock") at any time six (6) months following the Closing Date and which is before the close of business on the Maturity Date, except as set forth in Section 3.1(c) below. The number of shares of Common Stock issuable upon the conversion of this Debenture is determined pursuant to Section 3.2 and rounding the result to the nearest whole share.

         (b) Less than all of the principal amount of this Debenture may be converted into Common Stock if the portion converted is $5,000 or a whole multiple of $5,000 and the provisions of this Article 3 that apply to the conversion of all of the Debenture shall also apply to the conversion of a portion of it. This Debenture may not be converted, whether in whole or in part, except in accordance with Article 3.

         (c) In the event all or any portion of this Debenture remains outstanding on the second anniversary of the date hereof, the unconverted portion of such Debenture will automatically be converted into shares of Common Stock on such date in the manner set forth in Section 3.2.


         (d) During the remainder of 1998, the Holder agrees to make up to an additional $3,000,000 in financing available to the Company upon mutually agreeable terms. In the event the Company receives any additional financing from the Holder or other investor(s) the six (6) month period restricting conversions shall terminate and the Holder shall be entitled to convert any or all of the Debentures, even though the Registration Statement covering those Debentures may not have been declared effective at that time, in which case the Holder shall receive legended Common Stock until the Registration Statement is declared effective or in the written opinion of legal counsel the legend may be removed.

         Section 3.2.  Conversion Procedure.

                  (a) Debentures. Upon receipt by the Company or its designated attorney of a facsimile or original of Holder's signed Notice of Conversion and the receipt of the original Debenture to be converted in whole or in part in the manner set forth in 3.2(b) below, the Company shall instruct its transfer agent to issue one or more Certificates representing that number of shares of Common Stock into which the Debenture is convertible in accordance with the provisions regarding conversion set forth in Exhibit A hereto. The Seller's transfer agent or attorney shall act as Registrar and shall maintain an appropriate ledger containing the necessary information with respect to each Debenture.

                  (b) Conversion Procedures. The face amount of this Debenture may be converted anytime six (6) months following the Closing Date. Such conversion shall be effectuated by surrendering to the Company, or its attorney, this Debenture to be converted together with a facsimile or original of the signed Notice of Conversion which evidences Holder's intention to convert the Debenture indicated. The date on which the Notice of Conversion is effective ("Conversion Date") shall be deemed to be the date on which the Holder has delivered to the Company or its designated attorney a facsimile or original of the signed Notice of Conversion, as long as the original Debenture(s) to be converted are received by the Company or its designated attorney within 5 business days thereafter. Unless otherwise notified by the Company in writing via facsimile the Company's designated attorney is Gary B. Wolff, Esq., 474 Third Avenue, 25th Floor, New York, New York 10017, (P) 212-644-6446, (F) 212-644-6498.

                  (c) Common Stock to be Issued. Upon the conversion of any Debentures and upon receipt by the Company or its attorney of a facsimile or original of Holder's signed Notice of Conversion Seller shall instruct Seller's transfer agent to issue Stock Certificates without restrictive legend or stop transfer instructions, if at that time the Registration Statement has been deemed effective (or with proper restrictive legend if the Registration Statement has not as yet been declared effective), in the name of Holder (or its nominee) and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion, as applicable. Seller warrants that no instructions, other than these instructions, have been given or will be given to the transfer agent and that the Common Stock shall otherwise be freely transferable on the books and records of Seller, except as may be set forth herein.

                  (d) (i) Conversion Rate. Holder is entitled, at its option to convert the face amount of this Debenture, plus accrued interest, anytime six
(6) months following the Closing Date, at the lesser of (a) 82% of the 10 day average closing bid price, as reported by Bloomberg LP, for the ten (10) consecutive trading days immediately preceding the applicable Conversion Date or
(b) $1.00 (each being referred to as the "Conversion Price"). No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded up or down, as the case may be, to the nearest whole share.

                  (ii) Most Favored Financing. If after the Closing Date, but prior to the Holder's conversion of all the Debentures, the Company raises money under either Regulation D or Regulation S on terms that are more favorable than those terms set forth in this Debenture, then in such event, the Holder at its sole option shall be entitled to completely replace the terms of this Debenture with the terms of the more beneficial Debenture as to that balance, including accrued interest and any accumulated liquidated damages, remaining on Holder's original investment. The Debentures are subject to a mandatory, 24 month conversion feature at the end of which all Debentures outstanding will be automatically converted, upon the terms set forth in this section ("Mandatory Conversion Date").

                  (e) Nothing contained in this Debenture shall be deemed to establish or require the payment of interest to the Holder at a rate in excess of the maximum rate permitted by governing law. In the event that the rate of interest required to be paid exceeds the maximum rate permitted by governing law, the rate of interest required to be paid thereunder shall be automatically reduced to the maximum rate permitted under the governing law and such excess shall be returned with reasonable promptness by the Holder to the Company.

                  (f) It shall be the Company's responsibility to take all necessary actions and to bear all such costs to issue the Certificate of Common Stock as provided herein, including the responsibility and cost for delivery of an opinion letter to the transfer agent, if so required. The person in whose name the certificate of Common Stock is to be registered shall be treated as a shareholder of record on and after the conversion date. Upon surrender of any Debentures that are to be converted in part, the Company shall issue to the Holder a new Debenture equal to the unconverted amount, if so requested in writing by Holder.


                  (g) Within five (5) business days after receipt of the documentation referred to above in Section 3.2(b), the Company shall deliver a certificate, in accordance with Section 3(c) for the number of shares of Common Stock issuable upon the conversion. It shall be the Company's responsibility to take all necessary actions and to bear all such costs to issue the Common Stock as provided herein, including the cost for delivery of an opinion letter to the transfer agent, if so required. The person in whose name the certificate of Common Stock is to be registered shall be treated as a shareholder of record on and after the conversion date. Upon surrender of any Debentures that are to be converted in part, the Company shall issue to the Holder a new Debenture equal to the unconverted amount, if so requested in writing by Holder.
         In the event the Company does not make delivery of the Common Stock, as instructed by Holder, within 8 business days after delivery of this original Debenture, then in such event the Company shall pay to Holder an amount, in cash in accordance with the following schedule, wherein "No. Business Days Late" is defined as the number of business days beyond the 8 business days delivery period.
                            Late Payment for Each  $10,000 of Debenture
No. Business Days Late                          Amount Being Converted
----------------------                          ----------------------
         1                                             $100
         2                                             $200
         3                                             $300
         4                                             $400
         5                                             $500
         6                                             $600
         7                                             $700
         8                                             $800
         9                                             $900
         10                                            $1,000
         >10                                           $1,000 + $200 for each
                                                       Business Day Beyond 10

         The Company acknowledges that its failure to deliver the Common Stock within 8 business days after the Conversion Date will cause the Holder to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Debenture a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties' good faith effort to qualify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty. The payment of liquidated damages shall not relieve the Company from its obligations to deliver the Common Stock pursuant to the terms of this Debenture.

         To the extent that the failure of the Company to issue the Common Stock pursuant to this Section 3.2(g) is due to the unavailability of authorized but unissued shares of Common Stock, the provisions of this Section 3.2(g) shall not apply but instead the provisions of Section 3.2(h) shall apply.

         The Company shall make any payments incurred under this Section 3.2(g) in immediately available funds within five (5) business days from the Conversion Date if late. Nothing herein shall limit a Holder's right to pursue actual damages or cancel the conversion for the Company's failure to issue and deliver Common Stock to the Holder within 8 business days after the Conversion Date.

                  (h)  The  Company   shall  at  all  times   reserve  (or  make
alternative  written  arrangements  for reservation or contribution of shares or stockholder approval to authorize additional shares as described in the proxy statement for the August 31, 1998, meeting) and have available all Common Stock necessary to meet conversion of the Debentures by all Holders of the entire amount of Debentures then outstanding. If, at any time Holder submits a Notice of Conversion and the Company does not have sufficient authorized but unissued shares of Common Stock (or alternative shares of Common Stock as may be contributed by Stockholders) available to effect, in full, a conversion of the Debentures (a "Conversion Default", the date of such default being referred to herein as the "Conversion Default Date"), the Company shall issue to the Holder all of the shares of Common Stock which are available, and the Notice of Conversion as to any Debentures requested to be converted but not converted (the "Unconverted Debentures"), upon Holder's sole option, may be deemed null and void. The Company shall provide notice of such Conversion Default ("Notice of Conversion Default") to all existing Holders of outstanding Debentures, by facsimile, within three (3) business day of such default (with the original delivered by overnight or two day courier), and the Holder shall give notice to the Company by facsimile within five business days of receipt of the original Notice of Conversion Default (with the original delivered by overnight or two day courier) of its election to either nullify or confirm the Notice of Conversion.
         The Company agrees to pay to all Holders of outstanding Debentures payments for a Conversion Default ("Conversion Default Payments") in the amount of (N/365) x (.24) x the initial issuance price of the outstanding and/or tendered but not converted Debentures held by each Holder where N = the number of days from the Conversion Default Date to the date (the "Authorization Date") that the Company authorizes a sufficient number of shares of Common Stock to effect conversion of all remaining Debentures. The Company shall send notice ("Authorization Notice") to each Holder of outstanding Debentures that additional shares of Common Stock have been authorized, the Authorization Date and the amount of Holder's accrued Conversion Default Payments. The accrued Conversion Default shall be paid in cash or shall be convertible into Common Stock at the Conversion Rate, at the Holder's option, payable as follows: (i) in the event Holder elects to take such payment in cash, cash payments shall be made to such Holder of outstanding Debentures by the fifth day of the following calendar month, or (ii) in the event Holder elects to take such payment in stock, the Holder may convert such payment amount into Common Stock at the conversion rate set forth in section 4(d) at anytime after the 5th day of the calendar month following the month in which the Authorization Notice was received, until the expiration of the mandatory 24 month conversion period.

         The Company acknowledges that its failure to maintain a sufficient number of authorized but unissued shares of Common Stock to effect in full a conversion of the Debentures will cause the Holder to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Agreement a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties' good faith effort to quantify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty. The payment of liquidated damages shall not relieve the Company from its obligations to deliver the Common Stock pursuant to the terms of this Debenture.

         Nothing herein shall limit the Holder's right to pursue actual damages for the Company's failure to maintain a sufficient number of authorized shares of Common Stock.

                  (i) The Company shall furnish to Holder such number of prospectuses and other documents incidental to the registration of the shares of Common Stock underlying the Debentures, including any amendment of or supplements thereto.

                  (j) The Holder is limited in the amount of this Debenture it may convert and own. Other than the Mandatory Conversion provisions contained in this Debenture which are not limited by the following, in no other event shall the Holder be entitled to convert any amount of Debentures in excess of that amount upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Debenture, and (2) the number of shares of Common Stock issuable upon the conversion of the Debentures with respect to which the determination of this provision is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.9% of the outstanding shares of Common Stock of the Company. For purposes of this provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13 D-G thereunder, except as otherwise provided in clause (1) of such provision.

                     (k) Redemption. Company reserves the right, at its sole option, to call a mandatory redemption of any percentage of the balance on the Debentures during the two year period following the Closing Date. In the event the Company exercises such right of redemption up to and including the last day of the fourth (4th) month following the Closing Date it shall pay the Holder, in U.S. currency One Hundred Fifteen (115%) of the face amount of the Debentures to be redeemed, plus accrued interest. In the event the Company exercises such right of redemption at anytime during the fifth (5th) or sixth (6th) months following the Closing Date it shall pay the Holder, in U.S. currency One Hundred Twenty (120%) of the face amount of the Debentures to be redeemed, plus accrued interest. In the event the Company exercises such right of redemption at anytime after the last day of the sixth (6th) month following the Closing Date it shall pay the Holder, in U.S. currency One Hundred Twenty-five (125%) of the face amount of the Debentures to be redeemed, plus accrued interest. The date by which the Debentures must be delivered to the Escrow Agent shall not be later than 5 business days following the date the Company notifies the Holder by facsimile of the redemption. The Company shall give the Holder at least 5 business day's notice of its intent to redeem.

         Section 3.3. Fractional Shares. The Company shall not issue fractional shares of Common Stock, or scrip representing fractions of such shares, upon the conversion of this Debenture. Instead, the Company shall round up or down, as the case may be, to the nearest whole share.

         Section 3.4. Taxes on Conversion. The Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion of this Debenture. However, the Holder shall pay any such tax which is due because the shares are issued in a name other than its name.

         Section 3.5. Company to Reserve Stock. The Company shall reserve the number of shares of Common Stock required pursuant to and upon the terms set forth in Section 3(a) of the Subscription Agreement dated September of 1998, to permit the conversion of this Debenture subject to certain options granted to the Company and referred to in Section 3(a) of the Subscription Agreement. All shares of Common Stock which may be issued upon the conversion hereof shall upon issuance be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

         Section 3.6. Restrictions on Transfer. This Debenture has not been registered under the Securities Act of 1933, as amended, (the "Act") and is being issued under Section 4(2) of the Act and Rule 506 of Regulation D promulgated under the Act. This Debenture and the Common Stock issuable upon the conversion thereof may only be offered or sold pursuant to registration under or an exemption from the Act.

         Section 3.7. Mergers, Etc. If the Company merges or consolidates with another corporation or sells or transfers all or substantially all of its assets to another person and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such merger, consolidation, sale or transfer, the Company and any such successor, purchaser or transferee shall amend this Debenture to provide that it may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable to adjustments provided for in this Article 3.

Article 4.  Mergers

         The Company shall not consolidate or merge into, or transfer all or substantially all of its assets to, any person, unless such person assumes in writing the obligations of the Company under this Debenture and immediately after such transaction no Event of Default exists. Any reference herein to the Company shall refer to such surviving or transferee corporation and the obligations of the Company shall terminate upon such written assumption.

Article 5.  Reports

         The Company will mail to the Holder hereof at its address as shown on the Register a copy of any annual, quarterly or current report that it files with the Securities and Exchange Commission promptly after the filing thereof and a copy of any annual, quarterly or other report or proxy statement that it gives to its shareholders generally at the time such report or statement is sent to shareholders.

Article 6.  Defaults and Remedies

         Section 6.1. Events of Default. An "Event of Default" occurs if (a) the Company does not make the payment of the principal of this Debenture when the same becomes due and payable at maturity, upon redemption or otherwise, (b) the Company does not make a payment, other than a payment of principal, for a period of 5 business days thereafter, (c) the Company fails to comply with any of its other agreements in this Debenture and such failure continues for the period and after the notice specified below, (d) the Company pursuant to or within the meaning of any Bankruptcy Law (as hereinafter defined): (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian (as hereinafter defined) of it or for all or substantially all of its property or
(iv) makes a general assignment for the benefit of its creditors or (v) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company in an involuntary case; (B) appoints a Custodian of the Company or for all or substantially all of its property or
(C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 60 days, (e) the Company's Common Stock is no longer listed on any recognized exchange including electronic over-the-counter bulletin board. As used in this Section 6.1, the term "Bankruptcy Law" means Title 11 of the United States Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law. A default under clause (c) above is not an Event of Default until the holders of at least 25% of the aggregate principal amount of the Debentures outstanding notify the Company of such default and the Company does not cure it within five (5) business days after the receipt of such notice, which must specify the default, demand that it be remedied and state that it is a "Notice of Default".

         Section 6.2. Acceleration. If an Event of Default occurs and is continuing, the Holder hereof by notice to the Company, may declare the remaining principal amount of this Debenture to be due and payable. Upon such declaration, the remaining principal amount shall be due and payable immediately.

Article 7.  Registered Debentures

         Section 7.1. Series. This Debenture is one of a numbered series of Debentures which are identical except as to the principal amount and date of issuance thereof and as to any restriction on the transfer thereof in order to comply with the Securities Act of 1933 and the regulations of the Securities and Exchange Commission promulgated thereunder. Such Debentures are referred to herein collectively as the "Debentures". The Debentures shall be issued in whole multiples of $5,000.

         Section 7.2. Record Ownership. The Company, or its attorney, shall maintain a register of the holders of the Debentures (the "Register") showing their names and addresses and the serial numbers and principal amounts of Debentures issued to or transferred of record by them from time to time. The Register may be maintained in electronic, magnetic or other computerized form. The Company may treat the person named as the Holder of this Debenture in the Register as the sole owner of this Debenture. The Holder of this Debenture is the person exclusively entitled to receive payments of interest on this Debenture, receive notifications with respect to this Debenture, convert it into Common Stock and otherwise exercise all of the rights and powers as the absolute owner hereof.

         Section 7.3. Registration of Transfer. Transfers of this Debenture may be registered on the books of the Company maintained for such purpose pursuant to Section 7.2 above (i.e., the Register). Transfers shall be registered when this Debenture is presented to the Company with a request to register the transfer hereof and the Debenture is duly endorsed by the appropriate person, reasonable assurances are given that the endorsements are genuine and effective, and the Company has received evidence satisfactory to it that such transfer is rightful and in compliance with all applicable laws, including tax laws and state and federal securities laws. When this Debenture is presented for transfer and duly transferred hereunder, it shall be canceled and a new Debenture showing the name of the transferee as the record holder thereof shall be issued in lieu hereof. When this Debenture is presented to the Company with a reasonable request to exchange it for an equal principal amount of Debentures of other denominations, the Company shall make such exchange and shall cancel this Debenture and issue in lieu thereof Debentures having a total principal amount equal to this Debenture in such denominations as agreed to by the Company and Holder.

         Section 7.4. Worn or Lost Debentures. If this Debenture becomes worn, defaced or mutilated but is still substantially intact and recognizable, the Company or its agent may issue a new Debenture in lieu hereof upon its surrender. Where the Holder of this Debenture claims that the Debenture has been lost, destroyed or wrongfully taken, the Company shall issue a new Debenture in place of the original Debenture if the Holder so requests by written notice to the Company actually received by the Company before it is notified that the Debenture has been acquired by a bona fide purchaser and the Holder has delivered to the Company an indemnity bond in such amount and issued by such surety as the Company deems satisfactory together with an affidavit of the Holder setting forth the facts concerning such loss, destruction or wrongful taking and such other information in such form with such proof or verification as the Company may request.

Article 8.  Notices

         Any notice which is required or convenient under the terms of this Debenture shall be duly given if it is in writing and delivered in person or mailed by first class mail, postage prepaid and directed to the Holder of the Debenture at its address as it appears on the Register or if to the Company to its principal executive offices, with a copy by fax to Gary B. Wolff, Esq. 747 Third Avenue, New York, NY 10017. The time when such notice is sent shall be the time of the giving of the notice.

Article 9.  Time

         Where this Debenture authorizes or requires the payment of money or the performance of a condition or obligation on a Saturday or Sunday or a public holiday, or authorizes or requires the payment of money or the performance of a condition or obligation within, before or after a period of time computed from a certain date, and such period of time ends on a Saturday or a Sunday or a public holiday, such payment may be made or condition or obligation performed on the next succeeding business day, and if the period ends at a specified hour, such payment may be made or condition performed, at or before the same hour of such next succeeding business day, with the same force and effect as if made or performed in accordance with the terms of this Debenture. A "business day" shall mean a day on which the banks in New York are not required or allowed to be closed.

Article 10.  Waivers

         The holders of a majority in principal amount of the Debentures may waive a default or rescind the declaration of an Event of Default and its consequences except for a default in the payment of principal or conversion into Common Stock.

Article 11.  Rules of Construction

         In this Debenture, unless the context otherwise requires, words in the singular number include the plural, and in the plural include the singular, and words of the masculine gender include the feminine and the neuter, and when the sense so indicates, words of the neuter gender may refer to any gender. The numbers and titles of sections contained in the Debenture are inserted for convenience of reference only, and they neither form a part of this Debenture nor are they to be used in the construction or interpretation hereof. Wherever, in this Debenture, a determination of the Company is required or allowed, such determination shall be made by a majority of the Board of Directors of the Company and if it is made in good faith, it shall be conclusive and binding upon the Company and the Holder of this Debenture.

Article 12.  Governing Law

         The validity, terms, performance and enforcement of this Debenture shall be governed and construed by the provisions hereof and in accordance with the laws of the State of New York applicable to agreements that are negotiated, executed, delivered and performed solely in the State of New York.

Article 13.                Litigation

         (a) Forum Selection and Consent to Jurisdiction. Any litigation based thereon, or arising out of, under, or in connection with, this agreement or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Company or Holder shall be brought and maintained exclusively in the courts of the State of New York. The Company hereby expressly and irrevocably submits to the jurisdiction of the state and federal courts of the State of New York for the purpose of any such litigation as set forth above and irrevocably agrees to be bound by any final judgment rendered thereby in connection with such litigation. The Company further irrevocably consents to the service of process by registered mail, postage prepaid, or by personal service within or without the State of New York. The Company hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in any inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this agreement and the other loan documents.

         (b) Waiver of Jury Trial. The Holder and the Company hereby knowingly, voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with, this agreement, or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Holder or the Company. The Company acknowledges and agrees that it has received full and sufficient consideration for this provision and that this provision is a material inducement for the Holder entering into this agreement.

         (c) Submission To Jurisdiction . Any legal action or proceeding in connection with this Agreement or the performance hereof may be brought in the state and federal courts located in the State of New York and the parties hereby irrevocably submit to the non-exclusive jurisdiction of such courts for the purpose of any such action or proceeding.

         IN WITNESS WHEREOF, the Company has duly executed this Debenture as of the date first written above.

                                                   SWISSRAY INTERNATIONAL, INC.





                                                     By/s/Ruedi G. Laupper
                                                  Name:  Ruedi G. Laupper
                                                Title: Chairman and President

                                    Exhibit A

                              NOTICE OF CONVERSION


              (To be Executed by the Registered Holder in order to Convert the Debentures.)


         The undersigned hereby irrevocably elects, as of ______________, 199_ to convert $_________________ of the Debentures into Shares of Common Stock (the "Shares") of SWISSRAY INTERNATIONAL, INC. (the "Company") according to the conditions set forth in the Subscription Agreement dated _________________,1998.


Date of Conversion_________________________________________

Applicable Conversion Price_________________________________

Number of Shares Issuable upon this conversion______________

Signature___________________________________________________
                           [Name]

Address_____________________________________________________

------------------------------------------------------------

Phone______________________   Fax___________________________

                             Assignment of Debenture


        The undersigned hereby sell(s) and assign(s) and transfer(s) unto


                   (name, address and SSN or EIN of assignee)


                                        Dollars ($                         )
--------------------------------------------------------------------------------
(principal amount of Debenture, $5,000 or integral multiples of $5,000)

of principal amount of this Debenture together with all accrued and unpaid interest hereon.


Date:                               Signed:

     (Signature must conform in all respects to name of Holder shown of face of Debenture)


Signature Guaranteed:

                       AMENDMENT TO SUBSCRIPTION AGREEMENT

THIS AMENDMENT TO SUBSCRIPTION AGREEMENT ("Amendment") is made as of March 17, 1999, by and between DOMINION CAPITAL FUND, LTD. ("Purchaser") and SWISSRAY INTERNATIONAL, INC. (the "Company"), (Collectively the "Parties").

WHEREAS, the Parties entered into a Subscription Agreement dated on or about September 28, 1998, relating to a Regulation D private placement offering in the aggregate amount of $2,940,000 (the "Offering") of which Purchaser subscribed for $1,440,000 of the Company's convertible debentures; and

WHEREAS, in connection with said Offering, the parties desire to correct and amend a certain section in the Subscription Agreement which contained a typographical error and was overlooked by the Parties at the time the Offering closed.

NOW THEREFORE, in consideration of the covenants and agreements contained herein, the parties agree to amend the Subscription Agreement as follows:

         AMENDMENT.

         A. Section 1, SUBSCRIPTION, Subsection (a) is hereby corrected and amended to read as follows:

         The undersigned hereby irrevocably subscribes for and agrees to purchase $1,440,000 of the Company's Debentures. The Debentures shall pay an 5% cumulative interest payable annually, in cash or in freely trading Common Stock of the Company, at the Company's option, at the time of each conversion. If paid in Common Stock, the number of shares of the Company's Common Stock to be received shall be determined by dividing the dollar amount of the dividend by the then applicable Market Price, as of the interest payment date. "Market Price" shall mean 82% of the 10-day average closing bid price, as reported by Bloomberg, LP, for the ten (10) consecutive trading days immediately preceding the date of conversion (the "Conversion Price"). If the interest is to be paid in cash, the Company shall make such payment within 5 business days of the date of conversion. If the interest is to be paid in Common Stock, said Common Stock shall be delivered to the Purchaser, or per Purchaser's instructions, within 5 business days of the date of conversion. The Debentures are subject to automatic conversion at the end of two years from the date of issuance at which time all Debentures outstanding will be automatically converted based upon the formula set forth in Section 4(d). The closing shall be deemed to have occurred on the date the funds are received by the Company or its designated attorney (the "Closing Date").

          B. Section 4, TERMS OF CONVERSION, Subsection (d)(i) Conversion Rate is hereby corrected and amended to read as follows:

          Purchaser is entitled, at its option, to convert the face amount of each Debenture, plus accrued interest, anytime following the Closing Date, at 82% of the 10 day average closing bid price, as reported by Bloomberg, LP for the 10 consecutive trading days immediately preceding the applicable Conversion Date (the "Conversion Price"). No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded up or down, as the case may be, to the nearest whole share.

         C. SECTION 5 LIMITS ON AMOUNT OF CONVERSION AND OWNERSHIP is hereby corrected and amended to read as follows:

         The Purchaser is limited in the amount of Debenture it may convert and own. Other than the mandatory conversion provisions contained in this Agreement, which are not limited by the following, in no event except
         (i) with respect to a conversion pursuant to redemption by the Company or (ii) if there is (a) a public announcement that 50% or more of the Company is being acquired, (b) a public announcement that the Company is being merged, or (c) a change in control, shall the Purchaser be entitled to convert any Debentures to the extent that, after such conversion, the sum of the number of shares of Common Stock beneficially owned by the Purchaser and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Debentures or unexercised Warrants), and (2) the number of shares of Common Stock issuable upon the conversion of the Debentures with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Purchaser and its affiliates of more than 4.99% of the outstanding shares of Common Stock (after taking into account the shares to be issued to the Purchaser upon such conversion). For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), except as otherwise provided in clause (1) of such proviso. The Purchaser further agrees that if the Purchaser transfers or assigns any of the Debentures to a party who or which would not be considered such an affiliate, such assignment shall be made subject to the transferee's or assignee's specific agreement to be bound by the provisions of this Section as if such transferee or assignee were a signatory to the Subscription Agreement. Furthermore, the Company shall not process any conversions that would result in beneficial ownership by the Purchaser and its affiliates of more than 4.9% of the outstanding shares of Common Stock of the Company.

II.      EFFECTIVE DATE/PRIOR NEGOTIATIONS.

         This amendment shall relate back to and be effective as of the closing date of the Offering. This amendment is intended to correct and amend the Subscription Agreement to conform to the Parties understanding of the terms of the offering as negotiated by the Parties.

III.     FACSIMILE AS ORIGINAL.

         This Amendment may be executed in counterparts, and the facsimile transmission of an executed counterpart to this Amendment shall be effective as an original.


         SWISSRAY INTERNATIONAL, INC.



         -------------------------



         DOMINION CAPITAL FUND, LTD.



         --------------------------